EXHIBIT 10.32

                       ENGAGEMENT AGREEMENT

     THIS ENGAGEMENT AGREEMENT is entered into on December 22, 1995, by and between HOMEOWNERS GROUP, INC., a Delaware corporation (the "Company"), and GARY
D. LIPSON (the "Attorney").

                           WITNESSETH:

     WHEREAS, the Attorney has provided substantial and valuable legal services to the Company and its subsidiary corporations and affiliated entities over a period of several years;

     WHEREAS, in providing such services, the Attorney has consistently demonstrated diligence, ability, skill, expertise and efficiency, all for the benefit of the Company and its subsidiary corporations and affiliated entities;

     WHEREAS, the business of the Company and its subsidiary corporations and affiliated entities is very complex;

     WHEREAS, many of the business and contractual relationships of the Company and its subsidiary corporations and affiliated entities are novel, complex and difficult;

     WHEREAS, the Attorney is knowledgeable about the businesses in which the Company and its subsidiary corporations and affiliated entities are engaged and about the Company and its subsidiary and affiliated corporations and their respective operations, contractual relationships and affairs;

     WHEREAS, the Company desires to insure the Attorney's availability, on a continuing basis, to provide legal services to the Company and its subsidiary corporations and affiliated entities;

     WHEREAS, the Company desires to utilize a substantial portion of the Attorney's time, on a continuing basis, to provide legal services to the Company and its subsidiary corporations and affiliated entities;

     WHEREAS, the Attorney's acceptance of the engagement by the Company, on the terms desired by the Company, will undoubtedly limit engagement of the Attorney by other clients or potential clients;

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     WHEREAS, a substantial portion of the services anticipated to be performed by the Attorney will be of great significance to the Company;

     WHEREAS, in the course of performing legal services for the Company, it is anticipated that substantial time demands and special requests will be made of the Attorney by the Company;

     WHEREAS, the hourly rate to be charged by the Attorney to the Company pursuant to this Engagement Agreement (the "Agreement") is substantially less than the hourly rate ordinarily charged by the Attorney to new clients;

     WHEREAS, the hourly rate to be charged by the Attorney to the Company pursuant to this Agreement is substantially less than that ordinarily charged by attorneys of comparable or similar knowledge, experience and expertise to that of the Attorney located in South Florida for legal services of a comparable or similar nature to those anticipated to be provided by the Attorney to the Company;

     WHEREAS, the Company desires to be able to predict and to plan for the payment of fees for legal services to the Attorney;

     WHEREAS, the Board of Directors of the Company has reviewed this Agreement with the advice of independent legal counsel;

     WHEREAS, the Board of Directors of the Company believes this Agreement to be reasonable in its terms;

     WHEREAS, the Board of Directors of the Company believes that the engagement of the Attorney, on the terms set forth in this Agreement, is in the best interests of the Company and its shareholders;

     NOW, THEREFORE, in consideration of the premises, and the respective covenants and agreements of each of the Company and the Attorney contained in this Agreement, each of the Company and the Attorney agrees as follows:

                             ARTICLE I

                             PREMISES

     The parties acknowledge and agree that each and every one of the premises set forth above is true and correct.


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                            ARTICLE II

                            ENGAGEMENT

     The Company engages the Attorney to provide legal services to the Company for a minimum of five hundred (500) hours per calendar year and the Attorney accepts such engagement. The Attorney shall make himself available to provide legal services if and when so requested by the Company.

                            ARTICLE III

                         FEES AND EXPENSES

     3.1 NONREFUNDABLE RETAINER. The Company acknowledges that, based upon the premises set forth in this Agreement, the Attorney, by his execution and delivery of this Agreement, is making a significant commitment to the Company of his time and resources for the benefit of the Company and to the detriment of the Attorney's ability to be engaged by existing clients and potential clients. As a result, and in order to induce the Attorney to enter into this Agreement and to perform his obligations hereunder, the Company shall pay to the Attorney a nonrefundable retainer equal to One Hundred Thousand Dollars ($100,000)(the "Nonrefundable Retainer"). The Company acknowledges that the Nonrefundable Retainer is reasonable and is earned by the Attorney as of the date of this Agreement, except to the extent that the Nonrefundable Retainer is forfeited by the Attorney pursuant to the provisions of Section 4.4(a) below. The Nonrefundable Retainer shall be in addition to any amount charged by the Attorney to the Company for legal services rendered by him.

     3.2 INITIAL HOURLY RATE. The Attorney shall initially charge the Company for his services on the basis of an hourly rate of Two Hundred Dollars ($200) (the "Hourly Rate"). The Attorney shall invoice the Company in increments of one-tenth of an hour.

     3.3 ADJUSTMENT OF HOURLY RATE. The Hourly Rate shall be increased as of January of each year, commencing as of January l, 1997. The amount of such increase shall be mutually determined in good faith by the Chief Executive Officer of the Company and the Attorney; provided, however, that the amount of such increase shall be not less than five percent (5%) of the Attorney's then current Hourly Rate. If the Chief Executive Officer of the Company and the Attorney are unable to come to such mutual agreement, then the Attorney may terminate this Agreement and such termination shall be deemed a termination without Cause (as such term is hereinafter defined) hereunder.

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        3.4 EXPENSES. The Company shall advance to the Attorney or reimburse him for all out-of-pocket costs and expenses incurred by him on the Company's behalf. Such out-of-pocket costs and expenses may include, but are not limited to, long-distance telephone and facsimile charges, photocopy expenses, filing and recording fees, delivery charges and travel expenses. If a substantial amount is required to be paid by the Attorney to any party on the Company's behalf, the Attorney reserves the right, in his discretion, to require the Company to advance such amount to him prior to its payment by the Attorney.

        3.5 PAYMENT OF FEES AND EXPENSES. After the conclusion of each calendar month, the Attorney shall invoice the Company for legal services rendered by him at the then current Hourly Rate and for expenses incurred by him on behalf of the Company during such month. Any such invoice sent to the Company by the Attorney shall be paid in full by the Company within thirty days after its receipt thereof.

                               ARTICLE IV

                          DURATION OF AGREEMENT

        4.1 DURATION. This Agreement shall be effective as of the date hereof and shall remain in effect unless and until it is terminated by either of the Company or the Attorney pursuant to the provisions of this Agreement.

        4.2 TERMINATION BY COMPANY. The Company may terminate this Agreement and discharge the Attorney at any time, with or without cause, by the delivery of written notice to such effect to the Attorney.

        4.3 TERMINATION BY ATTORNEY. The Attorney may terminate this Agreement and withdraw from providing legal services to the Company at any time as provided by the Rules of Professional Conduct of the Rules Regulating the Florida Bar.

        4.4  PAYMENTS TO ATTORNEY UPON TERMINATION.

          (a) If the Company shall terminate this Agreement and discharge the Attorney with Cause (as such term is hereinafter defined), then simultaneously with the termination of this Agreement, the Company shall pay to the Attorney, in cash, all amounts which shall have become payable by the Company to him pursuant to the provisions of Sections 3.4 and 3.5 of this Agreement, and the Nonrefundable Retainer shall be deemed forfeited by the Attorney. The term "Cause" shall mean (i) the suspension or


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   termination for any reason of the Attorney's membership in the Florida Bar;
   (ii) the Attorney's conviction of a felony; or (iii) any action or inaction on the part of the Attorney which constitutes fraud, embezzlement, misappropriation, breach of trust or moral turpitude.

          (b) If the Company shall terminate this Agreement and discharge the Attorney without Cause, or if the Attorney shall terminate this Agreement and withdraw from providing legal services to the Company, then simultaneously with the termination of this Agreement, the Company shall pay to the Attorney, in cash, (i) all amounts which shall have become payable by the Company to him pursuant to the provisions of Sections 3.4 and 3.5 of this Agreement and (ii) the full amount of the Nonrefundable Retainer.

                                ARTICLE V

                           CLAIMS AND DISPUTES

        5.1 JURISDICTION AND VENUE. Any claim or dispute arising out of, connected with, or in any way related to this Agreement which results in litigation shall be instituted by the complaining party and adjudicated either in the Federal District Court for the Southern District of Florida or in the Circuit Court for Dade or Broward County, Florida, and each of the parties to this Agreement consent to the personal jurisdiction of and venue in such courts. In no event shall either party to this Agreement contest the jurisdiction or venue of such courts with respect to any such litigation.

        5.2 SERVICE OF PROCESS. Each of the Company and the Attorney agrees that service of any process, summons, notice or document, by United States registered or certified mail, to its or his address set forth in or as provided in Section 6.2 below shall be effective service of such process, summons, notice or document for any action, suit or proceeding brought against it or him by the other party in the Federal District Court for the Southern District of Florida or in the Circuit Court for Dade or Broward County, Florida.

        5.3 WAIVER OF TRIAL BY JURY. In recognition of the fact that the issues which would arise under this Agreement are of such a complex nature that they could not be properly tried before a jury, each of the Company and the Attorney waives trial by jury.

        5.4 ATTORNEYS' FEES AND EXPENSES. In the event that any litigation or other proceeding shall arise between the Company and the Attorney or involving either or both of them based, in whole or in part, upon this Agreement or any or all of the provisions contained herein, then, in any such event, the prevailing party in

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    any such litigation or other proceeding shall be entitled to recover from the non-prevailing party, and shall be awarded by a court or other authority of competent jurisdiction, any and all reasonable fees and disbursements of trial and appellate counsel paid, incurred or suffered by such prevailing party as the result of, arising from, or in connection with, any such litigation or other proceeding.

         5.5 INTEREST. Any amount which is not paid by the Company to the Attorney when due hereunder shall bear simple interest from the date such payment was due to the date actually paid by the Company to the Attorney at the highest rate of interest permitted by the laws of the State of Florida.

         5.6 RETENTION OF DOCUMENTS; CHARGING LIEN. The Company understands and acknowledges that the Attorney has the right to retain any and all files, papers and other property coming into his possession in connection with his engagement by the Company until he has been paid all amounts which have become payable to him pursuant to this Agreement. The Company agrees to the imposition of a charging lien on all real and personal property that is preserved, protected or obtained by the Attorney as a result of the services provided pursuant to this Agreement for any amount which may become payable to the Attorney pursuant to the Agreement.

         5.7  REFORMATION OF AGREEMENT.

          (a) It is the intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of the State of Florida and the Rules of Professional Conduct of the Rules Regulating the Florida Bar.

          (b) If any provision contained in this Agreement shall be adjudicated by any court or other authority of competent jurisdiction to be invalid or unenforceable, then such provision may be modified by such court or other authority so as to make it valid and enforceable, and in all other respects this Agreement shall remain in full force and effect.

                                ARTICLE VI

                         MISCELLANEOUS PROVISIONS

         6.1 GOVERNING LAW. This Agreement shall be governed by, and shall be construed and interpreted in accordance, with the laws of the State of Florida, without giving effect to the principles of conflicts of law thereof.

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     6.2 NOTICES. Any and all notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, or when delivered by United States mail, by registered or certified mail, postage prepaid, return receipt requested, to the respective parties at the following respective addresses:

If to the Company:       Homeowners Group, Inc.
                         6365 Taft Street
                         Suite 2000
                         Hollywood, Florida 33084
                         Attention: President

with a copy to:          Paul Berkowitz, Esq.
                         Greenberg, Traurig
                         1221 Brickell Avenue
                         Miami, Florida 33133

If to the Attorney:      Gary D. Lipson, Esq.
                         914 Matanzas Avenue
                         Coral Gables, Florida 33146

or to such other address as either party may from time to time give written notice of to the other in accordance with the provisions of this Section 6.2.

     6.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Attorney with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the Company and the Attorney with respect to such subject matter.

     6.4 AMENDMENTS. This Agreement may not be amended or modified in any manner, except by a written instrument executed by each of the Company and the Attorney.

     6.5 BENEFITS: BINDING EFFECT. This Agreement shall be for the benefit of, and shall be binding upon, each of the Company and the Attorney and their respective heirs, personal representatives, executors, legal representatives, successors and assigns.

     6.6  AGENCY RELATIONSHIP.    The  relationship  between  the
Company and the Attorney shall be that of principal and agent, respectively. The Attorney shall not be deemed to be a partner, joint venturer, franchisee or employee of the Company.

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     6.7 NO WAIVERS. The waiver by either party of a breach or violation of any provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation. The failure by either party to exercise any right or remedy it or he may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

     6.8 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

     6.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement on the date first written above.

                                   HOMEOWNERS GROUP, INC.

                                   By /s/ CARL BUCCELLATO
                                      ------------------------------
                                      Carl Buccellato,
                                      President



                                      /s/ GARY D. LIPSON
                                      ------------------------------
                                      Gary D. Lipson

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